SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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☐ Definitive Proxy Statement

☑ Definitive Additional Materials
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Manugistics Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MANUGISTICS GROUP, INC.

9715 Key West Avenue
Rockville, Maryland 20850

SUPPLEMENT TO THE

PROXY STATEMENT DATED JUNE 22, 2004 FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 22, 2004

NOTICE OF ADJOURNMENT OF ANNUAL MEETING

August 2, 2004

To the Shareholders of Manugistics Group, Inc.:

     This Proxy Statement Supplement, being mailed on or about August 2, 2004, supplements and amends the Proxy Statement (the “Proxy Statement”), dated June 22, 2004, as supplemented and amended by the previous proxy supplement statement, dated July 12, 2004. The Proxy Statement was previously mailed to all shareholders of Manugistics Group, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), scheduled to be held on Thursday, July 22, 2004 at 9:00 a.m. (EDT) at the Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland. The Proxy Statement was supplemented and amended on July 12, 2004 to provide shareholders with information with respect to a revision to the Company’s proposed Employee Stock Purchase Plan and the engagement of a proxy solicitation firm. The information contained in this Proxy Statement Supplement should be read in conjunction with the Proxy Statement, as supplemented and amended by the proxy statement supplement dated July 12, 2004.

     The Annual Meeting was adjourned to August 19, 2004 to allow shareholders to consider the management changes discussed below. The meeting, as adjourned, will be held on Thursday, August 19, 2004 at 11:00 a.m. (EDT) at the Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland. Manugistics will conduct an audio-only web cast of the adjourned Annual Meeting on August 19, 2004 at 11:00 a.m. EDT. Interested parties may listen to the web cast by going to www.manugistics.com/ir/. The matters to be voted on at the adjourned Annual Meeting have not changed.

     The purpose of this Proxy Statement Supplement is to provide shareholders with information regarding the recent management change and the adjourned Annual Meeting.

     As the Company announced on July 21, 2004, its Board of Directors named Joseph L. Cowan as its Chief Executive Officer. Mr. Cowan assumed his CEO responsibilities effective Thursday, July 22. Gregory J. Owens currently continues as a full-time employee of the Company to assist Mr. Cowan with the transition. Mr. Owens remains as Chairman of the Board of the Company.

     From November 2002 through December 2003, Mr. Cowan, age 55, served as President and Chief Executive Officer of EXE Technologies, a leading supplier of work management software and supply chain process management software. Prior to EXE Technologies, Mr. Cowan served as President and Chief Executive Officer at Invensys Automation & Information Systems/ Wonderware, a provider of enterprise resource planning and supply chain solutions, where he held increasing levels of responsibility from 1993 to 2003.

     On July 22, 2004, the Company entered into an employment agreement with Mr. Cowan under which he is serving as Chief Executive Officer. The agreement has a term that runs through July 31, 2006 (with provision for automatic extensions). The agreement provides a base salary of $400,000 and an annual bonus potential of equal amount. The agreement also provides certain fringe benefits including a monthly car allowance of $1,350, reimbursement for premiums for renewable term life insurance for coverage in the amount of $1 million, an executive-level apartment until the earlier of the date Mr. Cowan purchases a residence or July 22, 2005, the initial membership and regular annual fees for a health club subject to an annual maximum of $3,000, and in the event of a change in control (as defined in the agreement), up to $25,000 for the cost of tax preparation and financial planning services. Mr. Cowan will also be eligible to participate in the Company’s benefit plans that are available for senior executives. The agreement requires compliance with noncompetition and other restrictive covenants.

     If the Company terminates Mr. Cowan’s employment without “cause” or if Mr. Cowan terminates his employment for “good reason” (both as defined in the agreement), the Company will be obligated to (i) pay severance equal to Mr. Cowan’s salary as then in effect for the longer of (x) the remaining period until July 31, 2006 or the next expiration date of the agreement for which the deadline for nonextension has passed, or (y) 12 months, on the same schedule as though Mr. Cowan has remained employed during this period (with the term of severance treated as the “severance period”), (ii) continue to vest any restricted stock grants or stock options Mr. Cowan initially received pursuant to the agreement, and with respect to the initial stock options, permit exercise through the severance period, and (iii) pay premiums for continued health care coverage for the shorter of the severance period or the period for which Mr. Cowan is eligible for and does elect coverage under COBRA.

     As part of Mr. Cowan’s employment package, on July 22, 2004, the Company granted Mr. Cowan an option for 1 million shares of common stock (exercisable immediately as to 250,000 shares and exercisable for the remainder ratably over five years) and 200,000 shares of restricted stock (vesting on January 1, 2006), and also promised to grant an additional option for 1 million shares in January 2005 (vesting over time, but with credit from his employment date) and an additional restricted stock grant for 133,000 shares at the same time (and vesting on January 1, 2006). The equity grants are subject to the Company’s 1998 option plan and will require continued service, absent certain conditions for acceleration of vesting.

     In addition, the Board expects to appoint Cowan to serve as a Class III Director on the Company’s Board of Directors immediately following the conclusion of the adjourned Annual Meeting on August 19, 2004.

     If you have already returned your properly executed proxy card and would like to change your vote on any matter, you may revoke your proxy before it is voted at the adjourned Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the adjourned Annual Meeting in person and casting a ballot. If you execute a later-dated proxy, please remember to vote on all matters on which you would like to have your shares voted at the adjourned Annual Meeting. If you would like a new proxy or if you have any questions, please contact Nate Wallace, Vice President, Investor Relations, at 9715 Key West Avenue, Rockville, Maryland 20850, or at telephone number (301) 255-5327.

By Order of the Board of Directors,

Timothy T. Smith
Secretary

MAN-SUP-04